SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report	March 17, 2005
(Date of earliest event reported)

Protection One, Inc.	Protection One Alarm Monitoring, Inc.
(Exact Name of Registrant as Specified in Charter)	(Exact Name of Registrant as Specified in Charter)

Delaware	Delaware
(State or Other Jurisdiction of Incorporation)	(State or Other Jurisdiction of Incorporation)

1-12181-01	1-12181
(Commission File Number)	(Commission File Number)

93-1063818	93-1065479
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

1035 N. 3rd St. Suite 101 Lawrence, Kansas 66044	1035 N. 3rd St. Suite 101 Lawrence, Kansas 66044
(Address of Principal Executive Offices, Including Zip Code)	(Address of Principal Executive Offices, Including Zip Code)

(785) 575-1707	(785) 575-1707
(Registrant’s Telephone Number, Including Area Code)	(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchage Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 17, 2005, Protection One, Inc. (“POI”) and its wholly-owned subsidiary, Protection One Alarm Monitoring, Inc. (“POAMI,” and with POI, the “Company”), signed a commitment letter (the “Commitment Letter”), including term sheet, with Bear, Stearns & Co. Inc. (“Bear Stearns”), Bear Stearns Corporate Lending Inc., Lehman Brothers Inc. (“Lehman Brothers”) and Lehman Commercial Paper Inc. (collectively, the “Initial Lenders”) for fully-committed financing in an aggregate amount of $275.0 million.

Pursuant to the Commitment Letter, the Company expects to enter into new credit facilities with the Initial Lenders and a syndicate of further lenders.  The Commitment Letter provides that the new financing will be comprised of a $25.0 million five year revolving credit facility and a $250.0 million six year amortizing term loan facility.  The new credit facilities will be guaranteed by the Company’s domestic subsidiaries (the “Guarantors”) and secured by a perfected first priority security interest in substantially all of the Company’s and the Guarantors’ present and future assets. Bear Stearns and Lehman Brothers have the ability to modify the terms of the new credit facilities within specified parameters to the extent necessary to ensure a successful syndication.

The new credit facilities will be used:

•      to refinance the Company’s existing credit facility with affiliates of Quadrangle Group LLC (“Quadrangle”), the Company’s majority stockholder, which matures in August 2005 (approximately $78.0 million aggregate principal amount outstanding);

•      to retire all of its outstanding 7 3/8% senior notes due 2005 (approximately $164.3 million aggregate principal amount outstanding);

•      to cover the premiums, expenses and fees related to such refinancing and retirement; and

•      for working capital and general corporate purposes.

The commitment by the Initial Lenders to provide the new credit facilities is subject to, among other things, the negotiation, execution and delivery of definitive documentation with respect to the new credit facilities by May 31, 2005 and the satisfaction of other customary conditions precedent for financings of this type.  There can be no assurance that any of these conditions will be satisfied.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTECTION ONE, INC.

Date: March 22, 2005	By:	/s/ Darius G. Nevin
Name: Darius G. Nevin
Title: Executive Vice President and
Chief Financial Officer

PROTECTION ONE ALARM
MONITORING, INC.

Date: March 22, 2005	By:	/s/ Darius G. Nevin
Name: Darius G. Nevin
Title: Executive Vice President and
Chief Financial Officer